Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 29, 2011 for Salient MLP & Energy Infrastructure Fund, incorporated herein, and to the reference to our firm under the caption “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio

April 29, 2011